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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-16342 and 33-18435; Form S-3 Nos. 2-90723, 2-97601, 33-2268,
33-06537, 33-13432, 33-25050, 33-09875, 33-184535, 33-32244, 33-98876, and
333-41641; Form S-4 No. 33-22250; and Form S-1 Nos. 33-09612, 33-63446, and
33-73608) of Sunshine Mining and Refining Company and in the related Prospectuses of our report dated February 20, 1998 with respect to the consolidated financial statements of Sunshine Mining and Refining Company, included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                          /s/  ERNST & YOUNG LLP


Dallas, Texas
February 27, 1998